CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 20, 2025, with respect to the financial statements of Allspring Managed Account CoreBuilder Shares - Series SP, one of the funds comprising Allspring Funds Trust, as of September 30, 2025, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
January 22, 2026